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EXHIBIT 10.7

**—CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

FIRST AMENDMENT TO THE AGREEMENT FOR PRODUCT PURCHASES

        Effective as of July 1, 2009, MWI Veterinary Supply Co. ("MWI") and Medical Management International, Inc., dba Banfield, The Pet Hospital ("Banfield") enter this First Amendment to the Agreement for Product Purchases ("First Amendment") and agree as follows:

        1.    BACKGROUND.    Effective as of July 1, 2006, MWI and Banfield entered that certain Agreement for Product Purchases ("Agreement"). MWI and Banfield now desire to amend the Agreement pursuant to the terms and conditions of this First Amendment.

        2.    SECTION 4: PAYMENT TERMS.    The first and second sentences of Section 4—Payment Terms of the Agreement are amended and replaced in their entirety with the following:

  "For the Initial Term of this Agreement, MWI will extend payment terms to Banfield of /**/ days from the later of the date of shipment or date of invoice, it being understood that the date of invoice is the date an invoice is generated in MWI's system."

        3.    SECTION 6: TERM.    The first sentence of Section 6—Term of the Agreement is amended and replaced in its entirety with the following:

  "This Agreement shall be effective for an initial term of July 1, 2009 through June 30, 2012 (the "Initial Term")."

        4.    INTERPRETATIONS.    All other terms and conditions of the Agreement shall remain as set forth in the Agreement.

        5.    SIGNATURES

MEDICAL MANAGEMENT INTERNATIONAL, INC.		MWI VETERINARY SUPPLY CO.
By	/s/ ALAN STEWART Print Name: Alan Stewart Its: CFO/CAO	By	/s/ JIM CLEARY Jim Cleary President & Chief Executive Officer
By	/s/ JOHN PAYNE Print Name: John Payne Its: CEO	By	/s/ BRIAN TOPPER Brian Topper Banfield Executive Account Manager

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  EXHIBIT 10.7